UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2026

Select Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 North I-35 Gainesville, TX 76240
(address of principal executive offices) (zip code)

(940) 668-1818

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 14, 2026, Select Water Holdings LLC (the “Issuer”), a subsidiary of Select Water Solutions, Inc. (the “Company”), and the subsidiary guarantors named therein (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Issuer agreed to sell to the Initial Purchasers $900 million aggregate principal amount of the Issuer’s 7.625% Senior Notes due 2034 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Offering was upsized from an initial offering size of $800 million aggregate principal amount of the Notes. The Notes will mature on November 1, 2034. The Notes will be issued at par for total net proceeds of approximately $882.6 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The closing of the issuance of the Notes is expected to occur on October 21, 2026, subject to customary closing conditions. The Issuer intends to use the net proceeds from the Offering, together with cash on hand, (i) to fund a portion of the cash consideration for the previously announced acquisition of Pilot Water Solutions LLC (the “Pilot Water Acquisition”), (ii) to repay the outstanding obligations under its term loan facility in full and repay any outstanding loans (together with accrued and unpaid interest thereon) under its existing revolving credit facility, (iii) to pay the fees, premiums, expenses and costs incurred in connection with the foregoing and the transactions related thereto and (iv) for general corporate purposes and working capital. The Offering is not contingent on the consummation of the Pilot Water Acquisition.

The Purchase Agreement contains customary representations, warranties and agreements of the Company, the Issuer and the Subsidiary Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

On October 14, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 14, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT WATER SOLUTIONS, INC.

Date: October 15, 2026

	By:	/s/ Christopher K. George
	Name:	Christopher K. George
	Title:	Executive Vice President and Chief Financial Officer